                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Weatherford International Ltd. and Weatherford International, Inc. and to the incorporation by reference therein of our report dated January 28, 2004, with respect to the consolidated financial statements and schedule of Weatherford International Ltd. incorporated by reference in its Annual Report (Form 10-K/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP

Houston, Texas
June 17, 2004